Exhibit 99.1

FOR IMMEDIATE RELEASE

Media Contact:

Susan Fecko

Percepture

sfecko@percepture.com

303-449-8381

Twinlab Consolidation Corporation Announces Industry Veteran Mark Walsh as the Company’s New Chief Operating Officer

NEW YORK – March 26, 2015 – Twinlab Consolidation Corporation (TCC), an employee-controlled industry-focused health and wellness company committed to developing top brands, is pleased to announce the addition of Mark Walsh as Executive Vice President and Chief Operating Officer.

“TCC continues to strengthen its position in the industry and maintain a commitment to being an industry leader. A large aspect of that commitment is a focus on executive leadership that will ensure future growth and innovation that meets the ever-growing expectations of health-conscious consumers,” said TCC CEO Tom Tolworthy. Walsh’s new post reports to Mr. Tolworthy, serves as a member both of the company’s Executive and Management Committees and chairs the Operations Committee.

“I am excited and inspired by having Mark join TCC and its family of companies. He will play a pivotal role in the team we have built here and will make a major contribution as our company seeks to continue to accelerate its growth with an eye towards becoming a billion dollar, market-leading company in the nutraceutical sector,” says Tolworthy.

An experienced senior executive, Walsh has proven abilities in corporate strategy development, organization structure, talent management, brand leadership and customer focus. Walsh’s strong interpersonal, problem-solving and project-management skills have been demonstrated in his previous position as COO of Pharmavite, where he was responsible for all aspects of the business including marketing, sales, finance, operations, science and technology, legal and regulatory, and Information technology. Walsh’s career was rooted in packaged goods with roles at several divisions at Mars, Inc.

Walsh’s decision to join TCC was inspired by the company’s mission and future goals. “I am excited about Tom's vision for the business and the passion of the entire Executive Committee for fulfilling Twinlab's potential. My personal values and experience align very closely with the current state of the business as well as where it is going tomorrow. I look forward to making significant contributions in meeting the needs of today while we prepare for the future,” says Walsh.

In his new role, Walsh will have management accountability for all supply chain capabilities of the corporation including demand planning, purchasing and procurement, production planning, manufacturing operations, inventory management, technical regulatory, and innovation. This new role is effective March 31, 2015.

About Twinlab Consolidation Corporation

Twinlab Consolidation Corporation, a wholly-owned subsidiary of Twinlab Consolidated Holdings, Inc. (“TLCC”), is an industry-focused health and wellness company committed to developing top brands. An employee-controlled company, TCC aligns the interest of all stakeholders, has a portfolio of products that are made in America using the finest ingredients from around the world, and provides premium quality contract manufacturing services through its subsidiary NutraScience Labs, Inc. In addition to its namesake brand, Twinlab®, established in 1968, TCC also manufactures and sells other well-known category leaders including the Metabolife® line of diet and energy products; Fuel line of sports supplement products; Alvita® teas, established in 1922 as a single-herb tea line; Trigosamine® joint support products as well other health and wellness brands. Twinlab’s manufacturing facility in American Fork, Utah is an NSF GMP and NSF GMP for Sport certified facility. Visit www.twinlab.com for more information.

Forward Looking Statements

Statements we make in this press release may include statements which are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, which are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, those risks set forth in the “Item 2.01 Risk Factors” section of the Current Report on Form 8-K filed by TLCC with the SEC on September 22, 2014 as updated by TLCC’s other SEC filings. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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